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EXHIBIT 23.2   CONSENT OF KPMG LLP






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                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
Northeast Pennsylvania Financial Corp.

We consent to the incorporation herein by reference in the Registration Statement on Form S-8 of Northeast Pennsylvania Financial Corp. of our report dated November 10, 2003, relating to the consolidated statements of financial condition of Northeast Pennsylvania Financial Corp. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended September 30, 2003, which report appears in the September 30, 2003, annual report on Form 10-K of Northeast Pennsylvania Financial Corp. Our report refers to the Company's restatement of their consolidated statement of financial condition as of September 30, 2002, and the related consolidated statements of operations, comprehensive income
(loss), changes in equity, and cash flows for the years ended September 30, 2002 and 2001.


/s/ KPMG LLP

Aprl 2, 2004
Philadelphia, Pennsylvania